REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (the "Agreement") is made as of this 14th day of November, 2001 by and among Kroll Inc., an Ohio corporation (the "Company"), and the "Investors" named in that certain Securities Purchase Agreement by and among the Company and the Investors, dated the date hereof (the "Purchase Agreement").

      This Agreement is made pursuant to the Purchase Agreement.

      The parties hereby agree as follows:

      Section 1. Certain Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase
Agreement. As used in this Agreement, the following terms shall have the following meanings:

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such Person. For the purposes of this definition, "Control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "Affiliated" "Controlling" and "Controlled" have meanings correlative to the foregoing.

      "Business Day" means a day, other than a Saturday or Sunday, or other day on which banks in the State of New York are closed or authorized by law to close.

      "Common Stock" shall mean the Company's common stock, par value $.01 per share.

      "Investors" shall mean the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Registrable Securities.

      "Notes" shall mean the 6% Senior Secured Subordinated Convertible Notes due 2006 issued pursuant to the Purchase Agreement.

      "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

      "Register," "registered" and "registration" refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

      "Registrable Securities" shall mean: (a) the Notes; (b) the shares of Common Stock issuable upon conversion of the Notes; and (iii) any other securities issued or issuable with respect to or in exchange for Registrable Securities.

      "Registration Statement" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

      "Shares" shall mean the shares of Common Stock issuable upon conversion of the Notes.

      "SEC" means the U.S. Securities and Exchange Commission.

      "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      2. Registration.

            (a)   Registration Statements.

                  (i) Promptly following the Closing (but not later than forty-five (45) days thereafter), the Company shall prepare and file with the SEC a Registration Statement on Form S-1 (or, if Form S-1 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Investors' prior written consent), covering the resale of the Registrable Securities and with regard to the Shares shall register an amount at least equal to the number of shares of Common Stock issuable to the Investors on the Closing Date pursuant to the Notes based upon the initial Conversion Price (as defined in the Notes). Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall not permit any securities other than the Registrable Securities to be included in such Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) hereof to the Investors and their counsel prior to its filing or other submission. The Company shall use its reasonable commercial efforts to cause the Registration Statement to be filed pursuant to this Section 2(a)(i) to be declared effective by the SEC not later than the earlier of: (A) the date that is 135 days after the Closing Date; and
(B) ninety (90) days after the Registration Statement is filed with the SEC. The Company shall keep the Registration Statement filed pursuant to this Section 2(a)(i) effective and current under the 1933 Act until the date that is two (2) years after the Closing Date, unless a replacement Registration Statement filed pursuant to Section 2(a)(iii) hereof shall have been declared effective by the SEC prior to the expiration of such two (2) year period, in which case the time provisions set forth in Section 2(a)(iii) hereof shall control, provided however, that such two (2)


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


year period shall be extended until the date on which all of the Registrable Securities are eligible for resale pursuant to Rule 144(k) under the 1933 Act.

                  (ii) Additional Registrable Securities. Upon the written demand of any Investor and upon the issuance or deemed issuance by the Company of shares of Common Stock such as to trigger the anti-dilution provisions contained in the Notes regarding issuances or deemed issuances by the Company of shares of Common Stock at a price per share less than the then effective
Conversion Price, or any other change in the Conversion Price such that additional shares of Common Stock become issuable pursuant to the Notes (the "Additional Note Shares"), the Company shall prepare and file with the SEC one or more Registration Statements on Form S-1 or Form S-3 if the Company is then eligible to use Form S-3 (or, if Form S-1 or Form S-3, as the case may be, is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional shares of Common Stock, subject to the Investors' prior written consent) covering the resale of the Additional Note Shares, but only to the extent the Additional Note Shares are not at the time covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Note Shares. The Company may permit securities other than the Registrable Securities to be included in such Registration Statement; provided, that the inclusion of such securities in such Registration Statement shall not affect or limit the number of Registrable Securities included in such Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) hereof to the Investors and their counsel prior to its filing or other submission. A Registration Statement covering the Additional Note Shares shall be filed by the Company with the SEC within thirty (30) days of the request of any Investor. The Company shall use its reasonable commercial efforts to cause the Registration Statement to be filed pursuant to this Section 2(a)(ii) to be declared effective by the SEC not later than the earlier of: (A) the date that is one hundred and twenty (120) days after the date on which an Investor shall have requested such registration of Additional Note Shares; and
(B) ninety (90) days after the Registration Statement is filed with the SEC. The Company shall keep the Registration Statement filed pursuant to this Section 2(a)(ii) effective and current under the 1933 Act until the date on which all of the Registrable Securities are eligible for resale pursuant to Rule 144(k) under the 1933 Act, unless a replacement Registration Statement filed pursuant to
Section 2(a)(iii) hereof shall have been declared effective by the SEC prior to the expiration of such period, in which case the time provisions set forth in
Section 2(a)(iii) hereof shall control.

                  (iii) Registration on Form S-3. Promptly after such time as the Company is eligible to use Form S-3 (but not later than fifteen (15) days after becoming eligible), irrespective of any prior filing of any Registration Statement in respect of any Registrable Securities, the Company shall prepare and file with the SEC a replacement Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Investors' prior written consent), covering the resale of the Registrable Securities and with regard to the Shares shall register an amount at least equal to the number of shares of Common Stock issuable to the Investors on the date of filing such


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


Registration Statement on Form S-3 pursuant to the Notes based upon the then effective Conversion Price. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company may permit securities other than the Registrable Securities to be included in such Registration Statement; provided, that the inclusion of such securities in such Registration Statement shall not affect or limit the number of Registrable Securities included in such Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) hereof to the Investors and their counsel prior to its filing or other submission. The Company shall use its reasonable commercial efforts to cause the Registration Statement to be filed pursuant to this Section 2(a)(iii) to be declared effective by the SEC not later than the earlier of: (A) the date that is seventy five (75) days after the date on which the Company became eligible to use Form S-3; and (B) sixty (60) days after the Registration Statement is filed with the SEC. The Company shall keep the Registration Statement filed pursuant to this Section 2(a)(iii) effective and current under the 1933 Act until the date on which all of the Registrable Securities are eligible for resale pursuant to Rule 144(k) of the 1933 Act.

                  (iv) (A) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public pursuant to an underwritten offering, whether for its own account or for the account of other stockholders of the Company or both, each such time it will promptly give written notice to all holders of the Registrable Securities (whether or not such Registrable Securities are currently registered under the 1933 Act) of its intention so to do. Upon the written request of any such holder, which is received by the Company within fifteen (15) days after the giving of any such notice by the Company, to register and include any or all of its Registrable Securities (whether or not currently registered under the 1933 Act) in such underwritten offering, the Company will use its reasonable commercial efforts to cause such Registrable Securities as to which registration and inclusion shall have been so requested to be included in such registration statement. The right of any holder of such Registrable Securities to include Registrable Securities in such registration shall be conditioned upon such holder's participation in such underwriting to the extent provided herein. The Company may abandon or withdraw any such registration at any time without any liability or obligation to any holder of Registrable Securities.

                  (B) Notwithstanding any other provision of this Section 2(a)(iv), if the managing underwriter or underwriters determine that the number of shares to be included in such registration (including any securities that the Company, the holders of Registrable Securities and any other stockholders with registration rights (other than Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering (the "Maximum Offering Size"), the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

                        (w) first, that number of the securities held by any stockholders exercising a demand registration pursuant to a written agreement between such stockholders and the Company, if any, as would not cause the offering to exceed the Maximum Offering Size (allocated, if


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



         necessary for the offering not to exceed the Maximum Offering Size, pro rata among such holders on the basis of the number of shares of registrable securities so requested to be included in such registration); and

                        (x) second, if the Maximum Offering Size has not been exceeded, that number of securities proposed to be registered for the account of the Company; and

                        (y) third, if the Maximum Offering Size has not been exceeded, all Registrable Securities requested to be included in such registration by the holders of Registrable Securities and any other securities proposed to be registered for the account of any person with piggyback registration rights pursuant to a written agreement executed prior to the delivery of the notice set forth in Section 4(a) hereof (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such holders on the basis of the number of shares of Registrable Securities and other securities so requested to be included in such registration); and

                        (z) fourth, if the Maximum Offering Size has not been exceeded, any securities proposed to be registered for the account of any other persons with such priorities among them as the Company shall determine.

            (b) Expenses. The Company will pay all expenses associated with each registration under this Agreement, including, without limitation, filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees and the Investors' reasonable expenses in connection with the registration including, without limitation, the reasonable attorney fees of one counsel to the Investors, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

            (c) Failure to Comply. If a Registration Statement: (i) is not filed within the time periods set forth in any of Section 2(a)(i) through Section 2(a)(iii) hereof, as the case may be; (ii) is not effective by the time set forth in any of Section 2(a)(i) through Section 2(a)(iii) hereof, as the case may be; or (iii) is suspended or otherwise is not effective or current for any reason for at least thirty (30) days during any period that it is to be effective or current as provided in any of Section 2(a)(i) through Section 2(a)(iii) and Section 3(j) hereof, as the case may be, the per annum interest rate pursuant to the Notes shall increase by one-half of one percent (0.50%) for each thirty (30) day period (or pro rata for any portion thereof): (x) during which the obligation to file a Registration Statement is not met; (y) during a period when a Registration Statement was to be declared effective and has not been declared effective; or (z) during a period when a Registration Statement was suspended, otherwise not effective or current; provided that the interest rate pursuant to the Notes shall return to the interest rate in effect on the Closing Date upon the satisfaction by the Company of its applicable obligation under Section 2(a) or Section 3(j) hereof. Such adjustment in the interest rate under the Notes, if any, is liquidated damages and not a penalty and shall be the sole monetary remedy available to the holder for the failure of the Company to comply with Sections 2(a) and 3(j) hereof, provided, however that if an Acceleration Notice (as defined in the Notes) has been delivered the interest rate under the Notes shall be as provided in Section 1(b) of the Notes.

            (d) Underwritten  Offering. If any of the Registrable Securities are
to be sold in an underwritten offering at the request of the Investors, the investment banker that will administer the offering will be selected by the Company with the consent of the holders of a majority of the Registrable Securities included in such offering, which consent shall not be unreasonably withheld. No holder of Registrable Securities may participate in any underwritten offering hereunder unless such holder: (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements; and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

      3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

            (a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for the periods provided in Section 2(a) hereof;

            (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 2(a) hereof and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

            (c) provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

            (d) furnish to the Investors and their legal counsel: (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment); and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

            (e) in the event of an underwritten offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

            (f) if required by the underwriter, or if any Investor is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement (except with respect to clause 3(f)(i) below) and on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (including any Investor deemed to be an underwriter): (i) in the case of an underwritten offering, an opinion, dated as of the closing date of the sale of Registrable Securities to the underwriters, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors participating in such underwritten offering and (ii) a letter, dated as of the effective date of such Registration Statement and confirmed as of the applicable dates described above, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (including any Investor deemed to be an underwriter);

            (g) use commercially reasonable efforts to: (i) prevent the issuance of any stop order or other suspension of effectiveness and; (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

            (h) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; and provide evidence of any such action so taken to such Investor promptly upon such filing; and continue such qualification at all times through the resale of all Registrable Securities; provided, however, that the Company will not be required to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (h), (y) subject itself to general taxation in any such jurisdiction or (z) file a general consent to service of process in any such jurisdiction.

            (i) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

            (j) immediately notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or is no longer current, and at the request of any such holder, as promptly as reasonably practicable prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary such that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall (i) not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and (ii) be current; and

            (k) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the date on which such filings are made with the SEC, copies of the Company's filings under the 1933 Act and 1934 Act made with the SEC.

            (l) with respect to any Registration  Statement filed or to be filed pursuant to Section 2(a) above, if the Board of Directors of the Company determines that, in its reasonable good faith judgment, it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, or other development involving the Company or any Subsidiary (as defined in the Purchase Agreement), or the unavailability for reasons beyond the Company's control of any required financial statements related to such acquisition or corporate reorganization or any other event or condition of similar significance to the Company or any Subsidiary) be materially disadvantageous (a "Material Development Condition") to the Company or any Subsidiary to file such Registration Statement with the SEC, or to amend or supplement a Registration Statement that has been filed with the SEC, then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving to the Investors of a certificate signed by an executive officer of the Company stating that in the reasonable good faith judgment of the Board of Directors that a Material Development Condition has occurred (a "Delay Notice"), (i) to cause sales of Registrable Securities by the Investors pursuant to such Registration Statement to cease or (ii) in the event no such Registration Statement has yet been filed or declared effective, to delay the filing of any such Registration Statement until, in the reasonable good faith judgment of the Board of Directors, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to the holder of the Registrable Securities). Notwithstanding the foregoing provisions of this Section 3(l): (1) in no event may such cessation or delay be, for each such Registration Statement, for a period of more than ninety (90) consecutive days in any twelve-month period from the giving of its Delay Notice to the Investors with respect to such Material Development Condition, as above provided; and (2) in the event a Registration Statement is filed and subsequently withdrawn or if the Investors are required to cease using an effective Registration Statement, by reason of any existing or anticipated Material Development Condition as provided above, the Company shall cause a new Registration Statement or an amendment or supplement to an effective Registration Statement covering the Registrable Securities to be filed with the SEC as soon as practicable, but in no event more than thirty (30) days, after such Material Development Condition ceases to exist or, if sooner, as soon as practicable after the expiration of such ninety (90) day period. Nothing contained in this Section 3(l) shall modify the Company's obligations under Section 1(c) of the Notes.

      4. Due Diligence Review; Information. The Company shall make available, during normal business hours and on reasonable notice, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Registrable Securities on behalf of the Investors pursuant to a Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review. If the Investors decide to accept such material nonpublic information, they shall not receive such information until they shall have entered into a confidentiality agreement with the Company, in form and substance satisfactory to the Company.

      5.    Obligations of the Investors.

            (a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of the Registrable Securities held by it and such other information as may be required to be disclosed by it under the 1933 Act, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least five (5) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in such Registration Statement.

            (b) Each Investor,  by its acceptance of the Registrable  Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

            (c) In the event of an underwritten offering which includes Registrable Securities of the Investors, each such Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

            (d) Each Investor agrees that, upon receipt of any Delay Notice or any notice from the Company of the happening of an event pursuant to Section
3(j) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor's receipt of the copies of the supplemented or amended Prospectus filed with the SEC and declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

            (e) No Investor may participate in any third party underwritten registration hereunder unless it: (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company; (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions. Notwithstanding the foregoing, no Investor shall be required to make any representations to such underwriter, other than those with respect to itself and the Registrable Securities owned by it, including its right to sell the Registrable Securities, and any indemnification in favor of the underwriter by the Investors shall be several and not joint and limited in the case of any Investor, to the proceeds received by such Investor from the sale of its Registrable Securities. The scope of any such indemnification in favor of an underwriter shall be limited to the same extent as the indemnity provided in Section 6(b) hereof.

      6.    Indemnification.

            (a) Indemnification by the Company. The Company will, to the fullest extent permitted by law, indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor (within the meaning of the 1933 Act), against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees), joint or several, to which such Investor, officer, director, member, or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor's behalf (the undertaking of any underwriter chosen by the Company being attributed to the Company) and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus. This
Section 6(a) shall not inure to the benefit of any Investor from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities if a copy of the Prospectus (as then amended or supplemented and furnished by the Company to the Investor) was not sent or given by or on behalf of such Investor to such person, if such is required by law, within the time required by the 1933 Act and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

            (b) Indemnification by the Investors. In connection with any registration pursuant to the terms of this Agreement, each Investor will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees) resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall: (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless: (A) the indemnifying party has agreed to pay such fees or expenses; or
(B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person; or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); provided, further, that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnifying party will not be subject to any liability for any settlement made without its consent.

            (d) Contribution. If for any reason the indemnification provided for in the preceding subparagraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

      7.    Miscellaneous.

            (a)  Amendments  and  Waivers.  Any  term of this  Agreement  may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such securities, and the Company.

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 8.4 of the Purchase Agreement.

            (c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or, from time to time in part, to one or more Persons its rights hereunder in connection with the transfer of Registrable Securities aggregating at least ten percent (10%) in principal amount of the outstanding Notes of such Investor, or ten percent (10%) of all of the Shares of such Investor, as the case may be, by such Investor to such Person, provided that such Investor complies with all laws applicable thereto and the Purchase Agreement, provides written notice of assignment to the Company promptly after such assignment is effected, and any such transferee agrees to be bound by the provisions of this Agreement.

            (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors.

            (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

            (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

            (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

            (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            (k) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Agreements and the transactions contemplated thereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.



                         [SIGNATURES BEGIN ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.



The Company:                      KROLL INC.



                                  By: /s/
                                     --------------------------------------
                                     Name:
                                     Title:




The Investors:                    PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

                                  By: Palisade Concentrated Holdings, L.L.C.
                                      as General Partner



                                  By: /s/
                                     --------------------------------------
                                     Name:  Mark Hoffman
                                     Title: Member




                                  PEGASUS PARTNERS II, L.P.
                                  By: Pegasus Investors II GP, LLC,
                                      as General Partner



                                  By: /s/
                                     --------------------------------------
                                     Name:  Jonathan I. Berger
                                     Title: Vice President